UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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LAWSON SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The revised questions and answers listed below were posted on the “Ask Management” section of Lawson’s employee intranet, The Globe, on May 3, 2011 and are intended to update the version that was posted on May 2, 2011:

Announcement & All-Employee Meeting Questions

1. In the March 11 release, it stated Lawson received an unsolicited bid from Infor and Golden Gate Capital. In the April 26 release it states, Lawson has signed a definitive agreement to be acquired by GGC Software Holdings, Inc. — an affiliate of Golden Gate Capital and Infor. Why the difference? What does it mean?

A. GGC Software Holdings, Inc. is the entity that is acquiring us, and we refer to it here as the “Buyer”.  It is controlled by Golden Gate Capital, which is a private equity firm that owns a number of existing companies, including Infor.

2. Living the Lawson Values has definitely made a positive impact and is embedded in everything we do as employees. Does the Buyer have core values for its company, and, if so, how are they similar to those of Lawson and how are they reinforced?

A. I don’t know the answer to this question. We will speak to the Buyer and get back to everyone on how the Buyer plans to communicate its values to Lawson employees.

3. When can we start getting to know our potential new colleagues?

A. Integration planning is expected to begin in early May and continue until the deal closes. The process will begin with G&A functions because early May is less busy for our finance team than June and July. Integration planning with the field organization should begin in mid-June - after they have closed out the year. For the most part, these integration planning sessions will be held with EVP, SVP and VP members of Lawson. Once the deal closes, you can expect broader contact with employees of the Buyer and its affiliates.

4. How will the roles for the new organization be selected? How will the leadership team identify and select the “people” for these roles? Who from Lawson will have input into this process?

A. The Buyer has informed us that during the integration planning process it will endeavor to meet with as many of the current Lawson leadership as possible. It may meet with other personnel as well. Leadership roles will not be determined until after the deal closes.

5. Any input & thoughts on how the Buyer can benefit from our position in the Healthcare Integration/HIE space?

A. Neither Infor nor the Buyer has a significant Healthcare business today and Lawson’s leadership position in HC is one of the reasons we are such a valuable asset to them. How the Buyer will choose to benefit from our HC solutions will be up to the post-closing management team.

6. I work for ESM&R and would like to know how to address where we fit in future plans. The prospects we have pending in the next few weeks are asking and would like to know.

A. Another reason Lawson was attractive to the Buyer was our success in the ESM&R business. We have had some early victories with CAT dealers and are now installing those projects. We are also now expanding to other dealer communities such as Volvo, John Deere and Case. If you have specific prospects or customers that have questions about the Buyer or any of its Affiliates or the transaction, please speak with your sales manager or business unit GM (Jim Bork in your case). However, be aware that neither the Buyer nor any of its Affiliates can contractually commit to anything at this time. Until the deal closes we are and will remain an independent business and should be operating our business as usual.

7. You stated that you and the board considered this to be in the best interest of the stockholders as it relates to share price. How is this in the best interest of employees? What’s the average hard working middle class employee to expect from the sale of Lawson? Are there any rewards for us who have worked for many years to bring the company to this position of sale? Thank you for a considerate response.

A. A business is owned by its shareholders. The board of directors is appointed by the shareholders to look after the interests of the shareholders. By law, that is their primary fiduciary responsibility.

There are approximately 3800 employees at Lawson. While we cannot speak on the Buyer’s behalf, the vast majority of these employees are likely to continue to work here after the deal is closed and to have similar working conditions and similar compensation. As Infor is a larger organization (more customers, more products, more locations), Lawson’s relationship with Infor following completion of the acquisition of Lawson by Buyer potentially creates an individual opportunity to grow beyond what a person is doing today.

Many Lawson employees made the decision to purchase Lawson shares over the years. It was an individual investment decision. Such decisions are not without risk. Those employees who invested in Lawson stock at prices below $11.25 per share will benefit financially from this transaction.

8. Will the Buyer (or its agents) reach out to all shareholders individually asking them to tender their shares in lieu of pre-agreed payment?

A. The transaction does not involve a tender offer by the Buyer, Infor or Golden Gate.  It is structured as a merger of Lawson and a subsidiary of the Buyer, which must be approved by Lawson shareholders.  Lawson’s Board will make a recommendation that shareholders vote to approve the merger. The responsibility of communicating and soliciting votes from Lawson’s shareholders will be Lawson’s responsibility, not the Buyer’s. Lawson is currently preparing a Proxy Statement that must be reviewed and cleared by the SEC. This document outlines the details and rationale of the deal and contains other information that is important to Lawson shareholders.  Once the SEC has cleared the proxy statement, this document will be sent to each Lawson shareholder.  Shareholders should read this document carefully once it is available before deciding how to vote on the transaction.  The shareholders will then vote their shares at a special shareholders’ meeting that we currently expect will be held approximately one month after the proxy statement is mailed to shareholders. Assuming the shareholders approve the deal and the transaction is consummated, shareholders will be able to receive $11.25 in cash for their shares beginning 3-5 business days after the close.

Forward-Looking Statements

This communication contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson and its management. Such forward-looking statements, including statements regarding the merger, are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. Risks and uncertainties that may cause such differences include but are not limited to: the risk that the merger may not be completed on a timely basis, if at all; the conditions to the consummation of the merger may not be satisfied; the risk that the merger may involve unexpected costs, liabilities or delays; the risk that expected benefits of the merger may not materialize as expected; the risk that, prior to the completion of the merger, Lawson’s business may experience significant disruptions, including loss of customers or employees, due to transaction-related uncertainty or other factors; the possibility that legal proceedings may be instituted against Lawson and/or others relating to the merger and the outcome of such proceedings; the possible occurrence of an event, change or other circumstance that could result in termination of the merger agreement; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; the impact of foreign currency exchange rate fluctuations; changes in conditions in Lawson’s targeted industries; the outcome of pending litigation and other risk factors listed in Lawson’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this communication.

Additional Information and Where To Find It

In connection with the merger, Lawson intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Lawson will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF LAWSON ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT LAWSON WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LAWSON AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the merger (when they become available), and any other documents filed by Lawson with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Lawson’s website, www.lawson.com, or by contacting Investor Relations by phone at 651-767-4890, by email at investor@lawson.com or by mail at 380 St. Peter Street, St. Paul, MN 55102.

Lawson and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Lawson’s stockholders with respect to the merger. Information about Lawson’s directors and executive officers and their ownership of Lawson’s common stock is set forth in the proxy statement for Lawson’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on August 31, 2010. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the merger.